UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [_]

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[_]	Definitive Additional Materials
[_]	Soliciting Material under §240.14a-11(c) or §240.14a-12

NOVAMED, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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May 12, 2006

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 2006 Annual Meeting of Stockholders of NovaMed, Inc., to be held at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, on June 20, 2006, at 2:00 p.m. Central Time.

     The attached Notice of Annual Meeting and Proxy Statement describe the election of two directors and a proposal to approve an executive incentive compensation plan.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please vote now, either by telephone or the Internet as provided in the enclosed instructions, or by completing, signing and dating the enclosed proxy card and promptly return it to us in the enclosed postage paid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

     We look forward to seeing you on June 20, 2006, and encourage you to vote as soon as possible.

Sincerely,

Thomas S. Hall
President and Chief Executive Officer

_____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2006
_____________________

To the Stockholders of NovaMed, Inc.:

     The 2006 Annual Meeting of Stockholders of NovaMed, Inc. (the “Company”) will be held at 2:00 p.m. Central Time, on Tuesday, June 20, 2006, at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, for the following purposes:

(1)	To elect two Class I directors to the Company’s Board of Directors;

(2)	To approve the Company’s executive incentive compensation plan; and

(3)	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

     The foregoing items of business are more fully described in the accompanying Proxy Statement.

     The Board of Directors has fixed the close of business on April 27, 2006, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

John W. Lawrence, Jr.
Secretary

Chicago, Illinois
May 12, 2006

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE NOW, EITHER BY TELEPHONE OR THE INTERNET AS PROVIDED IN THE ENCLOSED INSTRUCTIONS, OR BY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE FURNISHED FOR THAT PURPOSE.

NovaMed, Inc.
980 North Michigan Avenue, Suite 1620
Chicago, Illinois 60611
(312) 664-4100

_____________________

PROXY STATEMENT
_____________________

     The accompanying proxy is solicited by the Board of Directors (the “Board of Directors”) of NovaMed, Inc., a Delaware corporation (the “Company”), for use at the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 2:00 p.m. Central Time, Tuesday, June 20, 2006, at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, and any adjournments or postponements thereof. This Proxy Statement and accompanying form of proxy are first being mailed to stockholders on or about May 12, 2006.

     Record Date and Outstanding Shares — The Board of Directors has fixed the close of business on April 27, 2006 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, the Company had outstanding 23,454,343 shares of its common stock, par value $.01 per share (the “Common Stock”). Each outstanding share of Common Stock is entitled to one vote on all matters to properly come before the Annual Meeting.

     Voting of Proxies — Thomas S. Hall and Scott T. Macomber, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Hall and Macomber are executive officers of the Company and Mr. Hall is also a director of the Company. The shares represented by each executed and returned proxy will be voted in accordance with the directions indicated thereon, or, if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement. Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Secretary of the Company of either (1) an instrument revoking the proxy or (2) a duly executed proxy bearing a later date. Additionally, a stockholder may change or revoke a previously executed proxy by voting in person at the Annual Meeting (attendance at the Annual Meeting will not, by itself, revoke a proxy).

     If you are a registered stockholder (i.e,. you hold your NovaMed Common Stock in certificate form), you may vote by mail, telephone or the Internet. To vote by mail, please complete, sign and return the enclosed form of proxy. To vote by telephone or the Internet, follow the instructions attached to your proxy card. By voting by telephone or the Internet, you will appoint Messrs. Hall and Macomber as your proxies with the same authority as if you had signed and returned the enclosed form of proxy. The deadline for voting by telephone or the Internet is 11:59 p.m., Eastern Time, on Monday, June 19, 2006.

     If your shares are held in a stock brokerage account or by a bank or other nominee (sometimes referred to as being held in “street name”), you are considered the beneficial owner of those shares. Your broker, bank or other nominee is considered the stockholder of record of those shares and is forwarding these proxy materials to you. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares, and you are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not directly vote those shares unless you obtain a signed proxy from the record holder giving you the right to do so. Your broker, bank or other nominee has enclosed or provided a voting instruction card for you to use in directing it how to vote your shares. If you are a beneficial owner of shares and do not provide your broker, as stockholder of record, with voting instructions and the broker does not have discretionary authority to vote on a particular matter, your shares will constitute broker non-votes for that matter.

     Required Vote  — The vote of a plurality of the shares of Common Stock voted in person or by proxy is required to elect the nominees for the Class I directors. Stockholders are not allowed to cumulate their votes in the election of directors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy is required to approve the Company’s Executive Incentive Compensation Plan (“Incentive Compensation Plan”).

     Quorum; Abstentions and Broker Non-Votes — The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding as of the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting, and the election inspectors will determine whether or not a quorum is present. Abstentions and broker non-votes will be included in determining the presence of a quorum. Abstentions and broker non-votes will have no effect on the vote for directors. Abstentions will be considered present and entitled to vote with respect to adopting the Incentive Compensation Plan and will have the same effect as votes “against” such proposal. Broker non-votes will not be considered present and entitled to vote with respect to adopting the Incentive Compensation Plan and will have no effect on such proposal.

     Annual Report to Stockholders; Householding — The Company’s Annual Report to Stockholders for the year ended December 31, 2005 (the “2005 Annual Report”), containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement. If you and others who share your mailing address own Common Stock in street name, meaning through a bank or brokerage firm or other nominee, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Proxy Statement and the 2005 Annual Report have been sent to your address. Each stockholder will continue to receive a separate voting instruction form.

     If you would like an additional copy of the 2005 Annual Report or this Proxy Statement, these documents are available in digital form for download or review by visiting “Financial Reports” and “SEC Filings” on our Investor Relations page at www.novamed.com. Alternatively, we will promptly send a copy to you upon your request to us by mail to Investor Relations, NovaMed, Inc., 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611, or by calling (312) 664-4100.

     If you would like to revoke your consent to householding and in the future receive your own set of proxy materials or if your household is currently receiving multiple copies of the proxy materials and you would like in the future to receive only a single set of proxy materials at your address, please follow the instructions on your voting instruction form or contact your bank or broker.

PROPOSAL 1
ELECTION OF DIRECTORS

     The Company’s Board of Directors currently consists of six directors. Article V of the Company’s Certificate of Incorporation provides that the Board of Directors will be divided into three classes, with each class serving for a term of three years. At the Annual Meeting, two Class I directors will be elected for a term of three years expiring at the Company’s 2009 Annual Meeting of Stockholders. Both of the nominees are presently serving as directors of the Company. See “Nominees” below.

     The four directors whose terms of office do not expire in 2006 will continue to serve after the Annual Meeting until such time as their respective terms of office expire or their successors are duly elected and qualified. See “Other Directors” below.

     If at the time of the Annual Meeting any of the nominees should be unable or decline to serve, the persons named in the proxy will vote for such substitute nominee or nominees as the Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as the Board of Directors recommends. The Board of Directors has no reason to believe that any nominee will be unable or decline to serve as a director if elected.

NOMINEES

     The names of the nominees for the office of director, together with certain information concerning the nominees, are set forth below:

			Served as	Current
			Director	Term
Name	Age	Position with Company	Since	Expires

Thomas S. Hall	45	President, Chief Executive Officer and Director	2005	2006
R. Judd Jessup (1)(2)(3)	58	Director	1998	2006
____________________

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating Committee.

     Mr. Hall has served as President and Chief Executive Officer, and has been a member of our Board of Directors, since November 14, 2005. Upon being hired as President and Chief Executive Officer of the Company, the Board of Directors appointed Mr. Hall to fill a vacancy on the Board with an initial term that would expire at the Company’s 2006 Annual Meeting of Stockholders. Prior to joining the Company, Mr. Hall served as President and Chief Operating Officer of Matria Healthcare, Inc. beginning in April 2003, after having joined Matria in October 2002 as Executive Vice President and Chief Operating Officer. From 2000 to 2002, Mr. Hall was President and Chief Executive Officer of TSH & Associates, an independent consulting and management services company. From 1997 to 1999, Mr. Hall held executive positions that included President of ADP TotalSource, a division of Automated Data Processing, Inc. (ADP). Mr. Hall also served in senior management positions with Riscorp, Inc., an insurance holding company, and USAir Express/Chautauqua Airlines.

     Mr. Jessup has been a director of the Company since November 1998. He is currently a director of CorVel Corporation, an independent nationwide provider of medical cost containment and managed care services. Mr. Jessup most recently served as President of US Labs, a national reference laboratory specializing in cancer testing, from April 2002 until its sale to LabCorp in February 2005. From 1994 to 1996 he served as President of the HMO Division of FHP International Corporation, a diversified health care services company. Mr. Jessup also serves as a director of AccentCare, Inc. and Xifin, Inc., both of which are privately held companies.

     Mr. Jessup is a director who is neither an officer or employee of the Company or its subsidiaries nor an individual having any other relationship with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of his independent judgment in carrying out his responsibility as a director.

     The Board of Directors recommends that stockholders vote FOR each nominee for election as a Class I director.

OTHER DIRECTORS

     The following persons will continue to serve as directors of the Company after the Annual Meeting until their terms of office expire (as indicated below) or until their successors are duly elected and qualified.

				Current
			Served as	Term
Name	Age	Position with Company	Director Since	Expires

Robert J. Kelly (1)(2)	61	Chairman of the Board of Directors	2004	2007
Scott H. Kirk, M.D.	53	Director	1995	2008
Steven V. Napolitano	46	Director	1997	2008
C.A. Lance Piccolo (1)(2)(3)	65	Director	2000	2007
____________________

(1)	Member of Audit Committee.

(2)	Member of Compensation Committee.

(3)	Member of Nominating Committee.

     Mr. Kelly has been a director of the Company since April 2004. Mr. Kelly has served as Chairman of the Board of Directors since November 2005. Mr. Kelly served as the Presiding Director of the Company’s Board of Directors from April 2005 until his appointment as Chairman. Mr. Kelly is an independent consultant providing services to small businesses. From 2000 to 2001, Mr. Kelly served as Executive Vice President and Chief Financial Officer of Celarix, Inc., a company that provides enterprise level solutions for logistics over the Internet. From 1997 to 2000, Mr. Kelly served as Chief Financial Officer of Summit Autonomous, Inc., a manufacturer of excimer lasers that was acquired by Alcon Laboratories, Inc. in 2000. Previously, from 1992 to 1997, Mr. Kelly served as Chief Financial Officer of Bull HN Information Systems, Inc., the U.S. subsidiary of Groupe Bull, an international information technology company based in France.

     Dr. Kirk has been a director of the Company since August 1995 and its National Medical Director since May 2002. Dr. Kirk has practiced ophthalmology in the Chicago area since 1982, and is currently practicing in River Forest, Illinois on behalf of Kirk Eye Center, S.C., a professional entity whose eye care professionals had been parties to long-term services agreements with the Company from 1996 to 2002. Dr. Kirk is currently a member of the board of directors of the Accreditation Association for Ambulatory Health Care.

     Mr. Napolitano has been a director of the Company since January 1997. Mr. Napolitano is a corporate partner in the law firm of Winston & Strawn LLP where he has practiced since May 2005. Mr. Napolitano is the co-chair of the firm’s private equity practice. Prior to joining Winston & Strawn LLP, Mr. Napolitano was a senior partner in the law firm of Katten Muchin Rosenman LLP. The Company has retained, and continues to retain, Winston & Strawn LLP as outside legal counsel.

     Mr. Piccolo has been a director of the Company since November 2000. Mr. Piccolo currently is Chairman and Chief Executive Officer of Benchmark Medical, Inc., a provider of outpatient physical rehabilitation services. Mr. Piccolo also has been the President and Chief Executive Officer of HealthPic Consultants, Inc., a strategic healthcare consulting firm, since 1997. In 1996 Mr. Piccolo served as Chairman and Chief Executive Officer of Caremark International, Inc., a 1992 spin-off from Baxter International, Inc. Mr. Piccolo also currently serves as a director of Chemtura Corporation, a polymer and specialty products manufacturer, and as a director of Caremark Rx Inc., a pharmaceutical services company. Mr. Piccolo also serves on the Board of Trustees for the University of Chicago Hospitals and Health System and Lake Forest Hospital.

     Messrs. Kelly, Napolitano and Piccolo are directors who are neither officers or employees of the Company or its subsidiaries nor individuals having any other relationship with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of such director’s independent judgment in carrying out their responsibilities as directors.

     Director Compensation — Each director is paid $3,000 per meeting attended in person and $1,000 per telephonic meeting in which he participates. In addition to cash compensation, outside directors have received stock option grants from time to time. The Company also reimburses its directors for their reasonable out-of-pocket expenses incurred in attending Board of Director and committee meetings. At a December 14, 2005 meeting, the Board of Directors approved various changes to its compensation policy for members of its Board of Directors and its committees. First, each member of a Board committee will be paid $1,000 per committee meeting, whether attending such meeting in person or via teleconference; historically, no cash compensation had been paid to committee members. Second, the Chairman of the Audit Committee will receive a $5,000 annual retainer. Mr. Kelly is currently the Chairman of the Audit Committee. Finally, Mr. Kelly will also receive a $3,000 monthly fee for serving in his role as nonexecutive Chairman of the Board. No compensation was paid to the Company’s previous Chairman of the Board, Stephen J. Winjum, because he also served as the Company’s President and Chief Executive Officer. Mr. Winjum died on March 30, 2005. During the period between Mr. Winjum’s death and the Company’s hiring of Mr. Hall as its President and Chief Executive Officer, Mr. Kelly served as Presiding Director of the Board of Directors. As compensation for his role as Presiding Director, the Company paid Mr. Kelly a monthly cash payment of $30,000 and granted him options to acquire 100,000 shares of the Company’s Common Stock. As with other option grants to directors, these options will vest monthly over a 48-month period so long as Mr. Kelly remains a director.

     Meetings — During the year ended December 31, 2005, the Board of Directors held ten meetings. Each of the Company’s directors attended at least 75% of the aggregate number of board meetings held and the total number of committee meetings on which he served that were held during 2005. Although the Company has no formal policy with respect to director attendance at the Annual Meeting, all of the current directors are expected to attend the Annual Meeting unless prevented from doing so by compelling personal circumstances. All of last year’s directors attended the 2005 Annual Meeting.

     Committees of the Board of Directors — The Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating Committee, each comprised entirely of directors who are neither officers or employees of the Company or its subsidiaries nor individuals having any other relationship with the Company which, in the opinion of the Board of Directors, would interfere with the exercise of such director’s independent judgment in carrying out their responsibilities as directors. Messrs. Jessup, Kelly and Piccolo serve as the three members of the Audit Committee and Compensation Committee. Messrs. Jessup and Piccolo serve as the two members of the Nominating Committee.

     The Audit Committee generally has the responsibility for assessing processes related to risks and control environment, overseeing financial reporting, evaluating the independent audit process, evaluating internal accounting controls, overseeing the selection of the Company’s independent auditors, approving audit and permissible non-audit services and reporting to the Board of Directors regarding all of the foregoing. The Audit Committee operates under a written charter adopted by the Board of Directors that was attached as an appendix to the Company’s proxy statement for the 2005 Annual Meeting of Stockholders. The Audit Committee held eight meetings in 2005. The Board of Directors, in its business judgment, has determined that all of the members of the Audit Committee are “independent” under the listing standards of the NASDAQ National Market. The Board of Directors has determined that Mr. Kelly is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. Also see “Report of the Audit Committee of the Board of Directors.”

     The Compensation Committee generally has responsibility for recommending to the Board of Directors guidelines and standards relating to the determination of executive and key employee compensation, reviewing the Company’s executive compensation policies, recommending to the Board of Directors compensation for the Company’s executive officers, and reporting to the Board of Directors regarding the foregoing. The Compensation Committee also has responsibility for administering the Company’s stock incentive plans and Incentive Compensation Plan, which includes determining the amount of the awards to be provided thereunder to the Company’s executive officers and key employees and reporting to the Board of Directors regarding the foregoing. The Compensation Committee operates under a written charter adopted by the Board of Directors. The Compensation Committee held six meetings in 2005. See “Report of the Compensation Committee of the Board of Directors.”

     The Nominating Committee generally has the responsibility for: periodically reviewing the composition and structure of the Board so that the proper skills and experience are represented; identifying, recruiting and recommending candidates for election to the Board of Directors; recommending to the Board of Directors the membership of the various committees of the Board of Directors; and reviewing the compensation of the directors and making recommendations to the Board of Directors regarding such compensation. The Nominating Committee has the authority to hire and pay consultants or search firms to assist in the process of identifying and evaluating candidates for the Board of Directors. Except for the Company’s search for a new President and Chief Executive Officer which resulted in the appointment of Mr. Hall to these positions in November 2005 and his election to the Board of Directors, no such consultants or search firms have been used by the Nominating Committee to date to locate potential directors and, accordingly, no fees have been paid to consultants or search firms. The Nominating Committee operates under a written charter adopted by the Board of Directors that was attached as an appendix to the Company’s proxy statement for the 2004 Annual Meeting of Stockholders. The Board of Directors, in its business judgment, has determined that all of the members of the Nominating Committee are “independent” under the listing standards of the NASDAQ National Market.  The Nominating Committee did not hold any meetings in 2005.

     The Nominating Committee will consider candidates for the Board from any reasonable source, including stockholder recommendations that are tendered in accordance with the Company’s By-laws. In nominating directors, the Nominating Committee considers a variety of factors, including whether an individual has experience as a senior executive of a company in the healthcare industry or at a public corporation, experience in the management or leadership of a substantial business enterprise or such other professional experience as the Board determines to qualify an individual for service on the Board. The Board also strives to achieve an effective balance and range of experience and expertise, including operational and financial expertise. In considering candidates for the Board, the Nominating Committee will evaluate the entirety of each candidate’s credentials. There are no specific minimum qualifications that must be met by a potential nominee. Stockholders who wish to nominate an individual for election as a director at an annual meeting of stockholders must comply with the provisions in the Company’s By-laws regarding stockholder nominations. Generally, stockholder nominations must be made in writing and delivered or mailed to the Secretary of NovaMed, Inc. not less than 45 days nor more than 75 days prior to the first anniversary of the date on which the proxy statement for the preceding year’s annual meeting of stockholders was mailed. Each stockholder nomination must contain the following information: (a) the name and address of each proposed nominee, all information relating to such person as would be required to be disclosed in solicitation of proxies for the election of the nominee pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended; (b) the nominee’s written consent to serve as a director if elected; (c) the name and address of the nominating stockholder; (d) the number of shares of Common Stock that are owned and of record by such stockholder; and (e) whether such stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of shares of Common Stock to elect such nominee or nominees. Nominations for the 2007 Annual Meeting must be received no earlier than February 27, 2007 and no later than March 29, 2007. Nominations not made in accordance with all of the requirements contained in the Company’s By-laws will be disregarded. The Company does not have any other procedures for stockholders to submit nominees directly to the Board of Directors.

     Stockholder Communications with Directors — Stockholders wishing to contact any member (or all members) of the Board of Directors, any committee of the Board, or any chair of any such committee may do so by mail, addressed, either by name or title, to the Board of Directors or to any such individual directors or group or committee of directors. All such correspondences should be sent to our principal office. Stockholder communications to directors will first be opened by the Company Secretary’s office for the purpose of determining whether the contents represent a message to our directors before being forwarded to the addressee. In addition, the Company Secretary’s office will make, if necessary, sufficient copies of the contents to be forwarded to each director who is a member of the group or committee to which the communication is addressed. However, certain kinds of information, such as materials in the nature of advertising, promotions of a product or service, and patently offensive material, will not be forwarded to our directors.

     Code of Ethics — The Board of Directors has adopted a compliance plan for the Company that includes a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company will furnish a copy of its compliance plan to any person without charge, upon written request to the Company’s Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains information regarding the beneficial ownership of the Common Stock as of March 31, 2006 (except as specified below), by:

  each person or group of affiliated persons known by us to beneficially own more than 5% of the outstanding shares of the Common Stock;

  each of the Company’s directors;

  each of the Company’s Named Officers (as defined below); and

  all of the Company’s directors and executive officers as a group.

     Unless otherwise indicated below the persons in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission.

Name and Address (1)	Number of Shares	Percent of Shares
Five Percent Stockholders:
Kirk Family Limited Partnership (2)	2,338,977	9.97%
c/o Kirk Eye Center, S.C.
7427 Lake Street
River Forest, Illinois 60305

Estate of Stephen J. Winjum (3)	1,799,453	7.67%
c/o Katten Muchin Rosenman LLP
525 West Monroe, Suite 1600
Chicago, Illinois 60661

Pequot Capital Management, Inc. (4)	1,794,400	7.65%
500 Nyala Farm Road
Westport, Connecticut 06880

Directors and Officers:
Thomas S. Hall (5)	281,250	1.20%
Stephen J. Winjum (6)	—	—
Scott T. Macomber (7)	454,233	1.90%
E. Michele Vickery (8)	584,880	2.44%
Scott H. Kirk, M.D. (9)	2,503,715	10.62%
R. Judd Jessup (10)	276,536	1.17%
Steven V. Napolitano (11)	184,978	*
C.A. Lance Piccolo (12)	209,978	*
Robert J. Kelly (13)	47,840	*

All Executive Officers and Directors As a Group:
(8 people) (14)	4,543,410	18.20%
____________________

*	Less than 1%

(1)	Unless otherwise indicated, the address of the beneficial owners is c/o NovaMed, Inc., 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611.

(2)

The general partner of the Kirk Family Limited Partnership is Kirk Eye Center, S.C. Scott H. Kirk, M.D., a member of the Board of Directors, and his brother, Kent A. Kirk, M.D., are the shareholders of Kirk Eye Center, S.C.

(3)

Information presented is based on an amended report on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 (the “Winjum Estate Schedule 13G”) and the subsequent transactions of which the Company is aware as described below. The Winjum Estate Schedule 13G indicates that the Estate of Stephen J. Winjum has sole dispositive and voting powers with respect to 2,224,707 shares of Common Stock. These shares of Common Stock include 1,450,730 shares of Common Stock which may be acquired by exercise of options that would have expired on March 30, 2006. On February 1, 2006, the estate exercised options to acquire 1,330,730 shares of Common Stock. The estate tendered to the Company 305,254 shares of the Company’s Common Stock that the estate owned to fund the exercise price, which the Company retired into treasury. The estate’s remaining options to acquire 120,000 shares had an exercise price of $12.00 per share. These options were not exercised and terminated on March 30, 2006. As of March 31, 2006, the Winjum estate has no options to acquire the Company’s Common Stock.

(4)

Information presented is based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 (the “Pequot Schedule 13G”). The Pequot Schedule 13G indicates that Pequot Capital Management, Inc. is a registered investment advisor and has sole dispositive power with respect to 1,794,400 shares of Common Stock and sole voting power with respect to 1,680,000 shares of Common Stock as a result of the investment discretion it exercises over its clients’ accounts.

(5)	Includes 250,000 restricted shares of Common Stock and 31,250 options which are exercisable within 60 days of March 31, 2006.

(6)	Mr. Winjum died on March 30, 2005. See holdings of his estate listed above.

(7)	Includes 420,311 shares of Common Stock which may be acquired by exercise of options which are exercisable within 60 days of March 31, 2006.

(8)	Includes 498,854 shares of Common Stock which may be acquired by exercise of options which are exercisable within 60 days of March 31, 2006.

(9)	Includes 2,338,977 shares of Common Stock held by the Kirk Family Limited Partnership and 113,541 options which are exercisable within 60 days of March 31, 2006.

(10)

Includes 106,358 shares of Common Stock which are held by R. Judd Jessup and Charlene Lynne Jessup, as Trustees for the R. Judd Jessup and Charlene Lynne Jessup Living Trust u/a/d May 6, 1991. Includes 1,600 shares held by Mr. Jessup’s family members. Mr. Jessup disclaims beneficial ownership of all 1,600 of these shares. Also includes 91,978 shares of Common Stock which may be acquired by exercise of options which are exercisable within 60 days of March 31, 2006.

(11)	Includes 116,978 shares of Common Stock which may be acquired by exercise of options which are exercisable within 60 days of March 31, 2006.

(12)	Includes 191,978 shares of Common Stock which may be acquired by exercise of options which are exercisable within 60 days of March 31, 2006.

(13)	Includes 43,540 shares of Common Stock which may be acquired by exercise of options which are exercisable within 60 days of March 31, 2006.

(14)	Includes 250,000 restricted shares of Common Stock and 1,508,430 shares of Common Stock which may be acquired by exercise of options which are exercisable within 60 days of March 31, 2006.

EXECUTIVE OFFICERS

     The table below identifies executive officers of the Company who are not identified in the tables entitled “Election of Directors - Nominees” or “- Other Directors.”

Name	Age	Position
Scott T. Macomber	51	Executive Vice President and
		Chief Financial Officer
E. Michele Vickery	51	Executive Vice President
		Operations

     Mr. Macomber has served as Executive Vice President and Chief Financial Officer of the Company since October 2001. From January 2000 to October 2001, Mr. Macomber was Senior Vice President and Chief Financial Officer of Extended Care Information Network, Inc., a health care information technology company located in Northbrook, Illinois. In 1999, Mr. Macomber served as Executive Vice President and Chief Financial Officer of PeopleServe, Inc., a privately held health care services provider located in Dublin, Ohio. From before its initial public offering in 1992 through 1998, Mr. Macomber served as Senior Vice President and Chief Financial Officer of Vitalink Pharmacy Services, Inc., an institutional pharmacy provider located in Naperville, Illinois. Mr. Macomber also spent 12 years in various financial, acquisition and development positions at Manor Care, Inc., one of the largest long-term care providers in the industry. Mr. Macomber received his B.A. degree from the University of Vermont and M.B.A. from the University of Michigan.

     Ms. Vickery has been the Company’s Executive Vice President Operations since March 1997. From 1990 to 1996, Ms. Vickery was employed by Surgical Care Affiliates (SCA), a company specializing in the management of outpatient surgery centers, as a Regional Vice President from 1990 until 1992, and as one of two Senior Vice Presidents of Operations from 1992 to 1996. Upon the acquisition of SCA by HealthSouth in 1996, Ms. Vickery continued as a Senior Vice President of the Surgery Division of HealthSouth until joining the Company. Ms. Vickery received her B.S.N. from Case Western Reserve University and her B.A. from Wittenberg University.

     Subject to the terms of their employment agreements, the executive officers serve at the discretion of the Board of Directors. Each of the executive officers has an employment agreement with the Company. See “Executive Compensation – Employment Agreements.”

     Section 16(a) Beneficial Ownership Reporting Compliance — Section 16 of the Securities Exchange Act of 1934, as amended, requires the Company’s officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the forms it has received and on written representations from certain reporting persons that no such forms were required for them, the Company believes that during 2005 all Section 16 filing requirements applicable to its officers, directors and 10% beneficial owners were complied with by such reporting persons.

EXECUTIVE COMPENSATION

     The following table provides information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 2005, 2004 and 2003, of those persons who were (i) during 2005, the chief executive officers of the Company and (ii) at December 31, 2005, the two other most highly compensated (based upon combined salary and cash incentive compensation) executive officers of the Company whose total salary and bonus exceeded $100,000 during 2005 (collectively, the “Named Officers”).

Summary Compensation Table
					Long-Term
	Annual Compensation				Compensation Awards
				Other	Restricted	Securities
				Annual	Stock	Underlying
Name and Principal Position	Year	Salary	Bonus	Comp.	Awards	Options

Thomas S. Hall (1)	2005	$57,692	$142,500	$1,172	$1,527,500 (3)	250,000
President and Chief Executive Officer

Stephen J. Winjum (2)	2005	$99,077	$—	$20,153	$—	—
President, Chief Executive	2004	$363,154	$130,860	$15,855	$—	175,000
Officer and Chairman of the Board	2003	$343,269	$154,000	$15,900	$—	175,000

Scott T. Macomber	2005	$255,308	$112,714	$7,095	$—	65,000
Executive Vice President and	2004	$245,846	$61,992	$6,855	$—	55,000
Chief Financial Officer	2003	$237,308	$74,480	$6,900	$—	45,000

E. Michele Vickery	2005	$245,308	$77,009	$7,095	$—	55,000
Executive Vice President Operations	2004	$235,846	$64,841	$6,855	$—	45,000
	2003	$230,000	$67,850	$6,900	$—	15,000
____________________

(1)	On November 14, 2005, the Company hired Mr. Hall as President and Chief Executive Officer.

(2)	Mr. Winjum died on March 30, 2005.

(3)

In connection with his appointment, Mr. Hall was granted 250,000 restricted shares of Common Stock on November 14, 2005. Subject to his continued employment, 1/8 of the shares vest on May 14, 2006 and an additional 1/48 of the shares will vest on the last day of each month thereafter. As of December 31, 2005, Mr. Hall held an aggregate of 250,000 restricted shares with a value of $1,632,500.

     Option Grants in 2005 — The following table provides information on grants of options to acquire Common Stock to the Named Officers during 2005. The Company has never issued stock appreciation rights.

Option Grants in 2005

Potential Realizable Value
at Assumed Annual Rates of
Stock Price Appreciation
	Individual Grants				For Option Term (2)
	Number of	Percentage of
	Securities	Total Options
	Underlying	Granted to	Exercise or
	Options	Employees in	Base Price	Expiration
Name	Granted (#) (1)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Thomas S. Hall	250,000	33.6%	$6.49	11/14/2015	$1,020,382	$2,585,847
Stephen J. Winjum (3)	—	N/A	N/A	N/A	N/A	N/A
Scott T. Macomber	65,000	8.7%	$5.96	6/17/2015	$243,634	$617,416
E. Michele Vickery	55,000	7.4%	$5.96	6/17/2015	$206,152	$522,429
____________________

(1)	All options are non-qualified stock options.

(2)

Potential realizable value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains will be dependent on the future performance of the Common Stock and the option holder’s continued employment through the vesting period. The amounts reflected in the table may not necessarily be achieved.

(3)	Mr. Winjum died on March 30, 2005.

     Restricted Stock Grants in 2005 — In connection with his appointment as President and Chief Executive Officer, Mr. Hall was granted 250,000 restricted shares of Common Stock on November 14, 2005. As long as he remains employed by the Company, one-eighth (1/8) of these shares vest on May 14, 2006 and an additional one-forty-eighth (1/48) of the shares vest on the last day of each month thereafter. Any unvested shares vest immediately upon a change in control of the Company if Mr. Hall is employed by the Company at the time.

     Aggregated Option Exercises in 2005 and Fiscal Year-End 2005 Option Values — The following table provides information regarding each of the Named Officers’ option exercises in 2005 and unexercised options to acquire Common Stock at December 31, 2005. There were no stock appreciation rights exercised in, or outstanding as of December 31, 2005.

Aggregated Option Exercises in 2005 And
Fiscal Year-End 2005 Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options		In-the-Money Options
			At Fiscal Year-End (#)		at Fiscal Year-End ($) (1)
	Shares
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Thomas S. Hall	—	—	—	250,000	—	$9,825
Stephen J. Winjum (2)	383,749	$1,960,184	1,450,730	—	$6,393,205	$—
Scott T. Macomber	—	—	395,624	109,376	$1,899,007	$213,790
E. Michele Vickery	—	—	479,374	85,626	$1,888,576	$147,806
____________________

(1)	The value per option is calculated by subtracting the exercise price per option from the $6.5293 closing price of the Company’s Common Stock on the NASDAQ National Market on December 31, 2005.

(2)

Mr. Winjum died on March 30, 2005. His estate exercised options to acquire 383,749 shares on August 4, 2005. The value realized for these option exercises is calculated by subtracting the exercise per option from the $7.70 closing price of the Common Stock on the NASDAQ National Market on the trading day immediately preceding the exercise date. Per the terms of the Company’s stock option agreements and the Company’s stock incentive plans, the estate tendered to the Company 129,180 shares of the Company’s Common Stock that the estate owned to fund the exercise price. The Company retired these shares into treasury. In addition, per the terms of the stock incentive plans, 3,692 of the exercised shares were retained by the Company to fund the applicable withholding taxes. These shares remain available for future issuance under the Company’s stock incentive plans. On February 1, 2006, the estate exercised its remaining in-the-money options to acquire 1,330,730 using the same exercise methodology used with the August 2005 exercise. The estate tendered to the Company 305,254 shares of the Company’s Common Stock that the estate owned to fund the exercise price, which the Company retired into treasury. The estate’s remaining options to acquire 120,000 shares had an exercise price of $12.00 per share. These options were not exercised and terminated on March 30, 2006. As of March 31, 2006, the Winjum estate has no options to acquire the Company’s Common Stock.

     Securities Authorized for Issuance under Equity Compensation Plans — The following table summarizes the Company’s employee stock purchase plan and various stock option plans as of December 31, 2005:

Equity Compensation Plan Information

	Number of securities	Weighted-average	Number of securities
	to be issued	exercise price	remaining available
	upon exercise of	of outstanding	for future issuance
	outstanding options,	options, warrants	under equity
Plan Category	warrants and rights	and rights	compensation plans
Stock Options
Equity compensation plans approved by
security holders	5,317,308 (1)	$3.29	1,016,184
Equity compensation plans not approved by
security holders (2)	615,488 (3)	$4.41	5,161
Total Options	5,932,796	$3.40	1,021,345

Stock Purchase Plan
Equity compensation plans approved by
security holders	N/A	N/A	110,500 (4)
Equity compensation plans not approved by
security holders	—	—	—
____________________

(1)

Represents awards under the Company’s 1999 Amended and Restated Stock Incentive Plan (the “1999 Plan”) and 2005 Stock Incentive Plan (the “2005 Plan”). The Company’s stockholders approved each of the 1999 Plan and 2005 Plan at the annual stockholder meetings in May 2000 and June 2005, respectively.

(2)

Does not include the NovaMed, Inc. 2005 Restricted Stock Plan, which was not approved by stockholders. 250,000 restricted shares of Common Stock were issued under this plan to Mr. Hall upon his appointment in 2005 and no shares remain available for issuance under this plan.

(3)

The Board of Directors approved the 2000 Stock Incentive Plan on February 16, 2000 (the “2000 Plan”). The total number of shares reserved and available for issuance under the 2000 Plan was 500,000. Under the terms of the 2000 Plan as originally adopted, no awards could be made after May 16, 2000. The Board of Directors adopted the 2001 Stock Incentive Plan on April 2, 2001 (the “2001 Plan”). The total number of shares reserved and available for issuance under the 2001 Plan is 700,000. All other provisions of both of the 2000 Plan and 2001 Plan are substantially similar to the 1999 Plan.

(4)

Represents future shares of Common Stock that are available for issuance under the Company’s Amended and Restated 1999 Stock Purchase Program approved by the Company’s stockholders at its annual stockholder meeting in May 2000.

     Employment Agreements — The Company has entered into employment agreements with its Named Officers. The agreements generally provide for the payment of an annual base salary, plus cash incentive compensation based upon the Company’s executive compensation plan. See “Report of the Compensation Committee of the Board of Directors.” The employment agreements also provide for the right to participate in the Company’s stock option and employee benefit programs. These programs include hospitalization, disability, life and health insurance. The employment agreements impose on each employee non-competition restrictions that survive termination of employment and post-termination confidentiality obligations.

     The Company may terminate these employment agreements with or without cause or upon the Named Officer’s disability. If the Company terminates a Named Officer for disability or cause, the executive is not entitled to receive any salary or other severance after the date of termination. The Company may terminate a Named Officer for cause under the agreement if he or she: (i) materially breaches any term or condition of the agreement and fails to cure such breach within a reasonable time; (ii) fails to comply with any of the Company’s written guidelines that it has furnished to the executive and fails to cure such failure within a reasonable time; (iii) materially fails or willfully refuses to substantially perform his or her duties and fails to cure such failure or refusal within a reasonable time; or (iv) has committed an act constituting a felony or other act involving dishonesty, disloyalty or fraud against the Company, as reasonably determined by the Board of Directors.

     Mr. Hall’s employment agreement with the Company has an initial term of four years commencing November 14, 2005, and automatically renews on a year-to-year basis, unless either party chooses to terminate the agreement. If the Company terminates Mr. Hall without cause, he would receive severance compensation in a fixed amount equal to his then-current base salary and pro rata cash incentive compensation for 12 months, plus health benefits for such period. If Mr. Hall’s employment is terminated following a change in control of the Company by Mr. Hall for good reason or by the Company without cause, he would receive an amount equal to two times the sum of his annual base salary and incentive bonus plus health benefits for 24 months. If Mr. Hall terminates his employment during the 30-day period following the one-year anniversary of a change in control, he would receive an amount equal to one times the sum of his annual base salary and incentive bonus plus health benefits for 12 months. Pursuant to his employment agreement, on November 14, 2006 Mr. Hall is also entitled to receive options to purchase 125,000 shares of Common Stock and in 2007 he is eligible to receive options to purchase up to 250,000 shares of Common Stock (assuming he continues to be employed by the Company as of the relevant grant dates), with the actual number to be based on performance criteria established by the Compensation Committee and Mr. Hall. For so long as he maintains his principle residence in Atlanta, Georgia, but not to exceed the first twelve months of his employment, Mr. Hall is also entitled to be reimbursed for one weekly round trip airfare out of Atlanta and temporary housing expenses in Chicago.

     Each of Mr. Macomber and Ms. Vickery’s employment agreement automatically renews on a year-to-year basis, unless either party chooses to terminate the agreement. If the Company terminates Mr. Macomber or Ms. Vickery without cause, the executive receives severance compensation in a fixed amount equal to his or her then-current base salary and pro rata cash incentive compensation for a period of 15 months plus health benefits for such period. If Mr. Macomber or Ms. Vickery’s employment is terminated following a change in control of the Company by the executive for good reason or by the Company without cause, the executive would receive an amount equal to 150% of the sum of his or her annual base salary and incentive bonus plus health benefits for 18 months. If Mr. Macomber or Ms. Vickery terminates his or her employment after the one-year anniversary of a change in control, the executive would receive an amount equal to 75% of the sum of his or her annual base salary and incentive bonus plus health benefits for 9 months.

     One of the Named Officers, Mr. Winjum, died on March 30, 2005. Under the terms of Mr. Winjum’s employment agreement, the Company had no further obligations to Mr. Winjum’s estate following his death except the payment of his base salary through March 30, 2005 and the payment of his accrued but unused paid time off.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

     The objectives of the Compensation Committee in determining the levels and components of executive compensation are to (1) attract, motivate and retain talented and dedicated executive officers, (2) provide executive officers with both cash and equity incentives to further the interests of the Company and its stockholders, and (3) compensate executive officers at levels comparable to those of executive officers at comparable companies. Generally, the compensation of the Company’s executive officers is composed of a base salary and an annual incentive compensation award. In setting base salaries, the Compensation Committee generally reviews the individual contributions of the particular executive. The annual incentive compensation award is based upon the Company’s executive incentive compensation plan. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of the Common Stock over time.

Base Salaries

     In determining the base salaries of the Named Officers in 2005, the Compensation Committee considered the performance of each executive, the nature of the executive’s responsibilities, the salary levels of executives in the competitive marketplace, including comparable companies, and the Company’s general compensation practices. At a meeting in February 2005, the Compensation Committee reviewed the base salaries of the Named Officers for 2005, excluding Mr. Hall who wasn’t hired until November 2005. As part of their review, the Compensation Committee considered the performance of each executive, the nature of the executive’s responsibilities and any changes in responsibility from the prior year, the salary levels of executives in the competitive marketplace, including comparable companies, the Company’s performance in 2005 versus financial and non-financial goals identified and the Company’s general compensation practices. In February 2005, the Compensation Committee’s increased Stephen J. Winjum’s base salary from $368,000 to $400,000. In increasing Mr. Winjum’s base salary, the Compensation Committee considered the items discussed above.

Cash Incentive Compensation

     An executive officer’s cash incentive compensation is based upon the Company’s executive incentive compensation plan which was effective as of January 1, 1999 (the “Executive Incentive Compensation Plan”), and which was approved by the Board of Directors. The Executive Incentive Compensation Plan covered eight of the Company’s officers for their performance during 2005, including two of the Named Officers, Mr. Macomber and Ms. Vickery. Because he wasn’t hired until November 14, 2005, Mr. Hall did not participate in the Executive Incentive Compensation Plan in 2005. Incentive amounts payable under the plan for a calendar year were based upon relative achievement of performance targets set at the beginning of the year as well as other measures as determined by the Compensation Committee. The performance targets for 2005 were based on consolidated earnings per share (target award was 35% of base salary) with respect to Mr. Macomber and on a combination of consolidated earnings per share (target award was 10% of base salary) and income from operations for certain of the Company’s business units (target award was 25% of base salary), with respect to Ms. Vickery. Incentive compensation amounts are determined by applying a percentage to the executive’s base salary. The target percentage ranges from 25% to 50%, depending on the executive’s level, duties and responsibilities, and the payment can exceed these amounts if the targets are exceeded. For 2005, incentive compensation awards made to Mr. Macomber and Ms. Vickery (two of the Named Officers) represented approximately 44.1% and 31.4%, respectively, of the executive’s base salary. For information regarding target bonuses for 2006, see “Approval of the Company’s Executive Incentive Compensation Plan - New Plan Benefits” beginning on page 23.

     The Compensation Committee administers the Executive Incentive Compensation Plan. The incentive compensation amounts awarded to the Named Officers for 2005 were approved by the Compensation Committee. If approved by stockholders, the Executive Incentive Compensation Plan will be restated as described in “Approval of the Company’s Executive Incentive Compensation Plan” beginning on page 21. The Compensation Committee may award annual incentives under the plan or outside of it in the future.

Stock Options

     Annually, the Compensation Committee considers stock option grants to its executive officers in order to provide a long-term incentive which is directly tied to the performance of the Company’s Common Stock. These options provide an incentive to maximize stockholder value because they reward option holders only if stockholders also benefit. The exercise price of these stock options is generally set at the fair market value of the Common Stock as determined by the Compensation Committee on the date of the option grant. In general, each option to purchase Common Stock becomes exercisable in stages beginning six months after its grant date, when 1/8th of the individual’s options becomes exercisable. An additional 1/48th of each of these options becomes exercisable as of the last day of each month thereafter. Consequently, each option will generally be fully exercisable 48 months after its grant date. In making stock option grants to executives, the Compensation Committee considers a number of factors, including the performance of the particular individual, the Company’s performance during the previous calendar year, achievement of specific goals, the responsibilities and the relative position of the individuals within the Company, the compensation of executives in comparable companies, the number of stock options each individual currently possesses and the exercise prices of those options. On June 17, 2005, Mr. Macomber and Ms. Vickery were granted options to purchase 65,000 and 55,000 shares of Common Stock, respectively. See below for information regarding Mr. Hall’s option grant.

Appointment of New Chief Executive Officer

     Mr. Hall was hired as the Company’s President and Chief Executive Officer on November 14, 2005. On April 12, 2005, the Company’s Board of Directors approved the retention of an executive search firm to conduct a search for a new chief executive officer. Candidates both inside and outside the Company were considered. The search process took approximately seven months and concluded with the selection and hiring of Mr. Hall by the Board of Directors.

     The Compensation Committee approved a compensation package for Mr. Hall including (i) an annual base salary of $500,000, (ii) a one-time bonus of $142,500 in 2005, representing a portion of the bonus earned, but not received, by Mr. Hall while employed by his former employer in 2005, (iii) a grant on November 14, 2005 of options to purchase 250,000 shares of Common Stock and (iv) a grant on November 14, 2005 of 250,000 restricted shares of Common Stock. In approving Mr. Hall’s compensation, the Compensation Committee considered Mr. Hall’s skills and experience, the nature of his responsibilities with the Company and the compensation of chief executive officers in the competitive marketplace at comparable companies. For more information regarding Mr. Hall’s compensation, see “Executive Compensation - Employment Agreements” beginning on page 12.

Compliance with Section 162(m)

     The Compensation Committee generally intends for all compensation paid to its executive officers to be tax deductible to the Company pursuant to Section 162(m) of the Internal Revenue Code. Section 162(m) provides that compensation paid to executive officers in excess of $1,000,000 cannot be deducted by the Company for federal income tax purposes unless, in general, such compensation is performance-based, is established by a committee of independent directors, is objective, and the plan or agreement providing for such performance–based compensation has been approved in advance by stockholders. The Company is requesting stockholder approval of its Executive Incentive Compensation Plan to satisfy the requirements of Section 162(m). However, there are instances where the Compensation Committee has concluded, and may conclude in the future, that it is appropriate to exceed the limitation on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the Company’s best interests and those of its stockholders.

Submitted by the Members of the Compensation Committee:
C.A. Lance Piccolo, Chairman
R. Judd Jessup
Robert J. Kelly

     The above report of the Compensation Committee is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company’s Compensation Committee currently consists of Messrs. Jessup, Kelly and Piccolo. No member of the Compensation Committee has been an officer or employee of the Company at any time. None of the Company’s executive officers serves as a member of the board of directors or compensation committee of any other company that has one or more executive officers serving as a member of the Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee was appointed by the Board of Directors to assist it in overseeing the quality and integrity of the Company’s financial reports, financial reporting processes and internal control system, the performance and independence of the Company’s auditors and related matters. The Audit Committee operates under a written charter adopted by the Board of Directors that was attached as an appendix to the Company’s proxy statement for the 2005 Annual Meeting of Stockholders.

     Management is responsible for the Company’s financial reporting process, including its system of internal control and disclosure controls and procedures, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditor is responsible for auditing those consolidated financial statements and expressing an opinion as to whether those consolidated financial statements are free of material misstatement and presented in accordance with generally accepted accounting principles. The Audit Committee’s responsibility is to oversee, monitor and review these processes. In fulfilling these responsibilities, the Audit Committee has not conducted auditing or accounting reviews or procedures, and the Audit Committee has relied on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements.

     The Audit Committee meets periodically with the Company’s management and its independent auditor to discuss the Company’s financial reports, financial reporting processes and internal control system and other related items. The Audit Committee’s discussions with its independent auditor include sessions at which management is not present. Since being retained as the Company’s independent public registered accountant on April 12, 2005, BDO Seidman, LLP (“BDO”) has had unrestricted access to the Audit Committee. The Company’s former independent registered public accountant, PricewaterhouseCoopers, LLP, notified the Audit Committee of its decision to resign as the Company’s independent accountants, effective April 12, 2005.

     At a meeting on February 21, 2006, the Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the year ended December 31, 2005, with Company management and BDO representatives. The Audit Committee discussed with BDO and management the results of BDO’s audit and examination of the Company’s consolidated financial statements, the Company’s internal controls and disclosure controls and procedures, and the overall assessment of the quality of the Company’s financial accounting and reporting functions. The Audit Committee also discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61, and BDO provided the Audit Committee with the written disclosures and the letter required by the Independent Standards Board Standard No. 1. The Audit Committee discussed with BDO these materials and the firm’s independence from the Company.

     Shortly before the March 16, 2006 filing deadline for its Form 10-K, the Company became engaged in an analysis and discussion of whether certain accounting errors had occurred in its previously issued financial statements. The discussion included the Company’s management, BDO and PwC. As a result of this analysis and discussion, the

Audit Committee concluded on March 30, 2006 that the Company’s previously issued financial statements for the fiscal years ended December 31, 2002 through December 31, 2004 and for the first three quarters of 2005 should no longer be relied upon and that the Company would restate such financial statements to correct the errors.

     On April 26, 2006, the Audit Committee reviewed the Company’s restated financial statements with Company management and BDO representatives. Based on the Audit Committee’s review and discussion with management and BDO, and the Audit Committee’s reliance on the representation of management that the Company’s restated audited consolidated financial statements were prepared in accordance with generally accepted accounting principles, the Audit Committee recommended to the Board of Directors that the Company’s restated audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Submitted by the Members of the Audit Committee:
Robert J. Kelly, Chairman
R. Judd Jessup
C.A. Lance Piccolo

     The above report of the Audit Committee is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act.

PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the Company, the Nasdaq National Market Index and the Center for Research in Security Prices (CRSP) Index for Nasdaq Health Services Stocks, during the period commencing December 29, 2000 and ending on December 30, 2005 (the last trading days of each respective year). The comparison assumes $100 was invested on December 29, 2000, in the Common Stock, the Nasdaq National Market Index and the CRSP Index for Nasdaq Health Services Stocks and assumes the reinvestment of all dividends, if any.

     The stock price performance shown on the graph is not necessarily indicative of future price performance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Real Property Leases

     The Company has a lease agreement with John P. Winjum, the father of Stephen J. Winjum, the Company’s former President, Chief Executive Officer and Chairman of the Board who died on March 30, 2005, relating to 9,500 square feet of space comprising the Indianola, Iowa location of one of the Company’s optical laboratories. The Company paid $53,185 in rent during 2005.

     The Company has a lease agreement with First Colonial Trust Company, as trustee on behalf of Scott H. Kirk, M.D., a member of the Board of Directors, to lease approximately 4,000 square feet for the Company’s ambulatory surgery center that it owns and operates at this location. The Company paid $146,634 in rent during 2005. As of April 24, 2006, Dr. Kirk, through the Kirk Family Limited Partnership, also beneficially owns more than 5% of the Company’s Common Stock.

National Medical Director and Limited Liability Company Member

     Scott H. Kirk, M.D., a member of the Board of Directors, is also the Company’s National Medical Director and a 10% member of NovaMed Surgery Center of River Forest, LLC, a subsidiary of the Company that owns and operates an ambulatory surgery center in River Forest, Illinois. A wholly owned subsidiary of the Company, NovaMed Management Services, LLC, is the majority owner and manager of this entity. In consideration for his duties as National Medical Director, on May 23, 2002, the Company granted Dr. Kirk options to acquire 100,000 shares of the Company’s Common Stock. The options vest monthly over a four-year period. The aggregate amount of distributions made by NovaMed Surgery Center of River Forest, LLC for the year ending December 31, 2005 was $570,606, of which Dr. Kirk received his pro rata ownership percentage.

INDEPENDENT PUBLIC ACCOUNTANTS

     On April 12, 2005, the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), notified the Company’s Audit Committee of its decision to resign as the Company’s independent registered public accounting firm. On the same day, the Audit Committee approved the replacement of PwC with BDO Seidman, LLP (“BDO”) as the Company’s independent registered public accounting firm. In addition to auditing the financial statements for the year ended December 31, 2005, BDO also reviewed the Company’s financial statements for each quarter during 2005.

     The respective reports of PwC for the two fiscal years prior to its resignation and BDO for the past fiscal year on the Company’s financial statements contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

     In connection with PwC’s audits of the Company for the fiscal years ended December 31, 2004 and December 31, 2003, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such periods. During the Company’s fiscal years ended December 31, 2004 and December 31, 2003, and through PwC’s resignation on April 12, 2005, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

     The Company filed with the Securities and Exchange Commission on April 18, 2005 a Current Report on Form 8-K describing PwC’s resignation and the engagement of BDO. Prior to such filing, the Company provided PwC with a copy of its Form 8-K disclosures and obtained a letter from PwC addressed to the Securities and Exchange Commission stating that PwC agreed with the Company’s disclosures. A copy of this letter from PwC was included with the Form 8-K filing.

     During the two most recent fiscal years prior to their appointment and through April 12, 2005, the Company did not consult with BDO regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

     As previously disclosed, on March 30, 2006 the Audit Committee of the Company’s Board of Directors, in consultation with the Company’s management, BDO and PwC, concluded that the Company’s previously issued financial statements for the fiscal years ended December 31, 2002 through December 31, 2004 and for the first three quarters of 2005 should no longer be relied upon and that the Company would restate such financial statements to correct errors that occurred as a result of the erroneous application of generally accepted accounting principles relating to certain written call options granted by the Company to several physicians.

     The restated financial statements for the fiscal years ended December 31, 2003 through December 31, 2004 and restated amounts for other relevant periods were included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with Securities and Exchange Commission on April 28, 2006. Further details regarding the restatement are described in Note 2 of the Notes to Consolidated Financial Statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005. See also the discussion in “Item 9A — Management’s Consideration of the Restatement” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

     It is expected that representatives of BDO will be present at the Annual Meeting and be available to respond to questions. These representatives will also be given an opportunity to make a statement if they desire to do so.

DISCLOSURE OF AUDITOR FEES

     The following is a description of the fees billed to the Company by its independent registered public accounting firms during the years ended December 31, 2005 and 2004, consisting of both PwC and BDO. While PwC continues to provide tax services for the Company, the table below also reflects PwC’s service as the Company’s auditors for the period from January 1, 2004 until its resignation on April 12, 2005 and BDO’s service as the Company’s auditor for the period from its appointment on April 12, 2005 until December 31, 2005.

	2005	2005	2004
	(BDO)	(PwC)	(PwC)
Audit, Audit-Related and Tax Preparation and Compliance Fees:
Audit Fees (1):	$316,041	$—	$195,000
Audit-Related Fees:	$—	$—	$—
Tax Fees – Preparation and Compliance:	$—	$125,917	$139,176
Total Audit, Audit-Related and Tax Preparation and Compliance
Fees	$316,041	$125,917	$334,176
Other Non-Audit Fees:
Tax Fees – Other (2):	$—	$9,500	$15,000
Total Non-Audit Fees	$—	$9,500	$15,000
Total Fees	$316,041	$135,417	$349,176
____________________

(1)

Audit fees paid in 2005 and 2004 include $140,000 and $26,000, respectively, relating to the evaluation of accounting for new transactions and fees paid in connection with the Company’s review of internal controls as required by Section 404 of the Sarbanes-Oxley Act of 2002. In addition, the Company has not yet been billed for services relating to the restatement of prior years financial statements.

(2)	These amounts are for tax advice relating to structuring potential acquisitions and sales of minority interests.

     The Company’s Audit Committee approved all of the above services provided by PwC and BDO, in each case, prior to each such firm’s engagement with respect thereto. The Company currently has no formal Audit Committee pre-approval procedures in place that permit management to engage the auditors with respect to additional services. It is currently the Company’s policy that the Audit Committee approves in advance all services to be provided by the auditors.

PROPOSAL 2
APPROVAL OF THE COMPANY’S
EXECUTIVE INCENTIVE COMPENSATION PLAN

     On March 31, 2006, the Company’s Compensation Committee (the “Compensation Committee”) adopted, subject to stockholder approval, the revised NovaMed, Inc. Executive Incentive Compensation Plan (the “Incentive Compensation Plan” or the “Plan”). The Incentive Compensation Plan will compensate executives and key employees based on the Company’s performance. The Plan provides for the grant of performance-based cash awards only. The material terms of the Plan are substantially the same as the Company’s existing Executive Incentive Compensation Plan, which it would replace.

     The purpose of the Plan is to provide incentives for business performance, reward contributions towards goals consistent with the Company’s business strategy and enable the Company to attract and retain executives and key employees. Stockholder approval of the Plan will allow the Company to continue to provide a competitive compensation program and is intended to allow final awards granted under the plan to be deductible under Section 162(m) of the Internal Revenue Code of 1986 (“Section 162(m)”).

     Approval of the Incentive Compensation Plan requires the affirmative vote of the majority of shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote.

SUMMARY OF THE PLAN

     The following discussion summarizes the material features of the proposed Incentive Compensation Plan. It does not purport to be complete and you should refer to the actual language of the Incentive Compensation Plan attached as Appendix A to this proxy statement.

     Eligibility — Participants in the Incentive Compensation Plan are executive officers and key employees (“Participants”) who are designated by the Compensation Committee. Participants in the Plan for fiscal year 2006 were determined on March 31, 2006. Approximately nine executive officers and key employees will be eligible to participate in the Plan in 2006. As the Company’s executive officers are eligible to receive awards under the Plan, the executive officers have an interest in this proposal. No person is automatically entitled to participate in the Plan in any performance period (i.e., a calendar year beginning on January 1 of any year, unless otherwise specified by the Compensation Committee).

     Purpose — The purpose of the Plan is to motivate Participants to achieve certain corporate and business unit performance objectives and to reward them only if those objectives are met. If certain requirements are satisfied, bonuses issued under the Plan may qualify as deductible “performance-based compensation” within the meaning of Section 162(m).

     Administration — The Plan will be administered by the Compensation Committee. The Compensation Committee, subject to the terms and conditions of the Plan and Section 162(m), is authorized to select or approve Participants and to make awards in such amounts and upon such terms as it may determine. No member of the Compensation Committee is entitled to participate in the Plan. The Compensation Committee shall not be liable for any action or determination made in good faith with respect to the Plan. The Compensation Committee may delegate any of its duties and authority to the extent that it determines that such delegation would not cause an award intended to be performance-based compensation under Section 162(m) to fail to qualify as such.

     Objective Performance Goals — The Compensation Committee has the authority to establish written, objective performance goals during the first 90 days of a performance period, which will generally be a calendar year. The objective performance goals may be stated as specific amounts of, or specific changes in, one or more of the financial measures described in the Plan. These financial measures may be based on one or more of the following: earnings, operating earnings, earnings per share, operating earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), income from operations, revenues, shareholders’ equity, return on equity, return on assets, return on invested capital, economic value added, operating margins, cash flow, total shareholder return, expenses, debt-to-capital ratio or market share. The objective performance goals may also include operational goals such as productivity, efficiency, safety, acquisitions and development, physician recruitment and/or syndication and other strategic objectives and individual performance goals. Any individual performance objectives must relate to an objective that is objectively determinable within the meaning of Section 162(m). The objective performance goals may be stated: (a) as goals for NovaMed, Inc., for one or more of its affiliates, divisions, businesses or organizational units, facilities, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) separately for one or more of the Participants, collectively for the entire group of participants, or any combination of the two.

     Performance Evaluation — Within a reasonable time after the close of a performance period, the Compensation Committee will determine whether the objective performance goals established for that period have been satisfied. If the objective performance goals and any other material terms established by the Compensation Committee have been satisfied, the Compensation Committee will so certify in writing before the applicable bonus is paid pursuant to the Plan.

     Payment of Awards — All awards will be paid in cash as soon as practicable following determination of the award, unless the Company establishes a plan to permit deferral of bonus amounts, in which case the award will be paid pursuant to the timing requirements of that plan and applicable law. The maximum payment that any participant may receive under the Plan for any performance period is $1,500,000.

     Amendment and Termination — The Board of Directors or the Compensation Committee may amend or terminate the Plan. Amendments to the Plan will not be effective without the prior approval of shareholders if such approval is necessary to continue to qualify the Plan under Code Section 162(m) or any other applicable laws, regulations or rules.

     U.S. Federal Income Tax Consequences — Under present federal income tax law, Participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Plan payments satisfy the requirements of Section 162(m) and otherwise satisfy the requirements for deductibility under federal income tax law, the Company will receive a deduction for the amount constituting ordinary income to the participant.

     Governing Law — The Plan and all questions pertaining to the Plan are governed by the laws of the State of Delaware, except to the extent such law is preempted by Federal law.

     Whether or not the Plan receives stockholder approval, the Compensation Committee shall retain the right to award bonuses outside of the Plan under appropriate circumstances, including bonuses that may not be deductible under Section 162(m) in whole or in part.

     New Plan Benefits — Awards under the Plan will be based on the Company’s future actual performance, and accordingly, actual awards for 2006 and future awards cannot now be determined. When it adopted the Plan, the Compensation Committee also established the performance objectives for 2006 that will be used to determine each Participant’s award under the Plan if the Plan is approved by stockholders. The fiscal 2006 target payouts for the Company’s Named Officers and other groups, consistent with the parameters established by the Plan and based on target awards (expressed as a percentage of the participant’s annual base salary), are as follows:

2006 Target
Opportunity
Name and Position	(as % of base salary)
Thomas S. Hall, President and Chief Executive Officer	50%
Scott T. Macomber, Executive Vice President and Chief Financial Officer	35%
E. Michele Vickery, Executive Vice President Operations	35%
Executive Group	35%-50%
Non-Executive Director Group	None(1)
Non-Executive Officer Employee Group	25%-30%
____________________

(1)     Non-employee directors do not participate in the Plan.

     The Plan’s performance objectives for fiscal 2006 are based on the Company’s consolidated earnings per share, with respect to Messrs. Hall and Macomber, and on a combination of the Company’s consolidated earnings per share (target award is 10% of base salary) and income from operations for certain of the Company’s business units (target award is 25% of base salary), with respect to Ms. Vickery.

     For a description of amounts paid to the Company’s Named Officers under the Company’s existing Executive Incentive Compensation Plan based on actual performance for the year ended December 31, 2005, see “Report of the Compensation Committee of the Board of Directors - Cash Incentive Compensation” beginning on page 14.

The Board of Directors recommends a vote “FOR” the approval of the Executive Incentive Compensation Plan.

MISCELLANEOUS AND OTHER MATTERS

     Stockholder List — A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of, and the number of shares registered in the name of, each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, commencing June 9, 2006, and continuing through the date of the Annual Meeting, at the principal executive offices of the Company, 980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611.

     Solicitation — The cost of this proxy solicitation will be borne by the Company. The Company does not anticipate that costs and expenses incurred in connection with this proxy solicitation will exceed an amount normally expended for a proxy solicitation for an election of directors in the absence of a contest.

     Proposals of Stockholders — Proposals of stockholders to be considered for inclusion in the Company’s proxy statement and proxy for the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”) must be received by the Secretary of the Company by no later than January 12, 2007. Proposals of stockholders intended to be considered at the Company’s 2007 Annual Meeting must be received by the Secretary of the Company by no earlier than February 27, 2007, and no later than March 29, 2007.

     Other Business — The Board of Directors is not aware of any other matters to be presented at the Annual Meeting other than those described in this Proxy Statement and the Company’s Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxies will vote such proxies as the Board of Directors directs.

By order of the Board of Directors,

John W. Lawrence, Jr.
Secretary

Chicago, Illinois
May 12, 2006

ALL STOCKHOLDERS ARE REQUESTED TO VOTE NOW, EITHER BY TELEPHONE OR THE INTERNET, OR BY COMPLETING, DATING, SIGNING AND RETURNING THE ENCLOSED PROXY PROMPTLY.

APPENDIX A

NOVAMED, INC. EXECUTIVE INCENTIVE COMPENSATION PLAN

ARTICLE 1

Statement of Purpose

     The Plan is intended to increase shareholder value and the success of the Company by motivating key executives to perform to the best of their abilities and to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing key executives with incentive awards based on the achievement of goals relating to the performance of the Company or upon the achievement of objectively determinable individual performance goals. The Plan is intended to permit the payment of Awards that may qualify as performance-based compensation under Code Section 162(m).

ARTICLE 2

Definitions

     The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:

2.1	“Affiliate” means any parent, subsidiary or other entity that is directly or indirectly controlled by, or controls, the Company.

2.2

“Award” means, with respect to each Participant, the award determined by the Committee under Section 4.3 for the Performance Period, subject to the Committee’s authority to eliminate or reduce the Award otherwise payable.

2.3

“Base Salary” means, as to any Performance Period, the Participant’s gross salary paid during the Performance Period. Such Base Salary shall be determined before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored benefit plans or deferral arrangements.

2.4	“Board” means the NovaMed, Inc. Board of Directors.

2.5	“Code” means the Internal Revenue Code of 1986, as amended.

2.6

“Committee” means the Compensation Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the applicable requirements for “outside directors” under Section 162(m) and the regulations thereunder, as in effect from time to time, and the independence requirements of NASDAQ or any other applicable exchange on which the Company’s common equity is at the time listed.

2.7	“Company” means NovaMed, Inc. and any of its Affiliates that adopt this Plan or that have employees who are Participants under this Plan.

2.8	“Determination Date” means the date that is 90 days after the beginning of the Performance Period or, if earlier, the date on which no more than 25% of the Performance Period has elapsed.

2.9	“Disability” means permanent and total disability as defined in the Company’s long term disability plan or, if no such plan is then in effect, as defined in Code Section 22(e)(3).

2.10	“Executive Officer” means any Company employee who is an “executive officer” as defined in Rule 3b-7 promulgated under the Exchange Act.

2.11	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.12	“Maximum Award” means as to any Participant for any Performance Period, $1,500,000.

2.13	“NASDAQ” means the Nasdaq Stock Market, including the Nasdaq National Market.

2.14	“Participant” means an Executive Officer or key management employee as described in Article 3 of this Plan.

2.15	“Performance Period” means the period for which an Award may be made. Unless otherwise specified by the Committee, the Performance Period shall be a calendar year, beginning on January 1 of any year.

2.16	“Plan” means this NovaMed, Inc. Executive Incentive Compensation Plan, as it may be amended from time to time.

2.17

“Retirement” means a Termination of Employment, after appropriate notice to the Company, (a) on or after the earliest permissible retirement date under a qualified pension or retirement plan of the Company or (b) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board or the Committee.

2.18	“SEC” means the Securities and Exchange Commission.

2.19	“Section 162(m)” means Code Section 162(m) and regulations promulgated thereunder by the Secretary of the Treasury.

2.20

“Termination of Employment” means (a) the termination of the Participant’s active employment relationship with the Company, unless otherwise expressly provided by the Committee, or (b) the occurrence of a transaction by which the Participant’s employer ceases to be the Company or an Affiliate.

ARTICLE 3

Participation

     An Executive Officer or other key management employee of the Company designated by the Committee with respect to a Performance Period shall be a Participant in this Plan and shall continue to be a Participant until any Award he may receive has been paid or forfeited under the terms of this Plan. No person shall be automatically entitled to participate in the Plan.

ARTICLE 4

Incentive Awards

4.1

Objective Performance Goals. The Committee shall establish written, objective performance goals for a Performance Period no later than the Determination Date. The objective performance goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in Section 4.2. Objective performance goals may also include operational goals such as: productivity, efficiency, safety, acquisitions and development, physician recruitment and/or syndication and other strategic objectives and individual performance goals. The objective performance goals need not be the same for different Performance Periods and for any Performance Period may be stated: (a) as goals for NovaMed, Inc., for one or more of its Affiliates, divisions, business or organizational units, facilities, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) separately for one or more of the Participants, collectively for the entire group of Participants, or in any combination of the two.

4.2

Financial Measures. The Committee shall use any one or more of the following financial measures to establish objective performance goals under Section 4.1: net income, operating earnings, earnings per share, operating earnings per share, earnings before interest taxes depreciation and amortization (EBITDA), operating income, revenues, shareholders’ equity, return on equity, return on assets, return on invested capital, economic value added, operating margins, cash flow, total shareholder return, expenses, debt-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; gains and/or losses on the sale of minority interests; extraordinary, unusual or non- recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, or necessary

2

financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; stock compensation expense; gains and/or losses from mark-to-market adjustments for derivative instruments; and other non-operating items.

4.3

Award. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a formula, matrix or other objective mechanism for determining the Award (if any) that may be payable to each Participant upon achievement of the applicable objective performance goals. Each formula shall be set forth in writing and may provide one or more levels of Award (e.g., “Target”, “Threshold”, “Maximum”, etc.), as determined by the Committee; provided, however, that in no event shall a Participant’s Award for any Performance Period exceed the Maximum Award. For any Performance Period, the Committee shall have sole and absolute discretion to (i) reduce the amount of, or eliminate entirely, the Award that would otherwise be payable to a Participant under the Award formula, or (ii) increase the amount of any Award payable to a Participant (but not to exceed the Maximum Award for any Performance Period) whose compensation, at no time during the Performance Period, is subject to Code Section 162(m) based upon the Committee’s review of the objective performance goals for each Participant pursuant to Section 4.4 and the individual performance of such Participant.

4.4

Performance Evaluation. Within a reasonable time after the close of a Performance Period, the Committee shall determine whether and to what extent the objective performance goals established for that Performance Period have been met by the respective Participants. If the objective performance goals and any other material terms established by the Committee have been met by a Participant, the Committee shall so certify in writing with respect to such Participant.

4.5	Payment or Deferral of the Award.

(a)

As soon as practicable after the Committee’s determination under Section 4.4, but subject to Section 4.5(b), the Company shall pay the Award to the Participant. The target timing for the payments under the Plan shall be on or before the date that is 2 ½ months after the end of the Performance Period; provided, however, that payments shall be made no later than the December 31 following the end of the Performance Period unless such Award has otherwise been deferred pursuant to Section 4.5(b). The Company shall have the right to deduct from any Award, any applicable Federal, state and local income and employment taxes, and any other amounts that the Company is otherwise required to deduct.

(b)

Subject to the Committee’s approval and applicable law, Participants may request that payments of an Award be deferred under a deferred compensation arrangement maintained by the Company by making a deferral election pursuant to such rules and procedures as the Committee may establish from time to time.

4.6	Eligibility for Payments.

(a)

Except as otherwise provided in this Section 4.6, a Participant shall be eligible to receive an Award for a Performance Period only if such Participant is employed by the Company continuously from the beginning of the Performance Period to the end of the Performance Period; provided, however, that if a Participant is not employed by the Company continuously from the beginning of the Performance Period to the end of the Performance Period, a Participant may be eligible for a pro-rata Award if (i) the objective performance goals established hereunder are met and (ii) if the Participant’s employment agreement with the Company provides for the payment of a pro-rata amount under the applicable circumstances.

(b)

Under Section 4.6(a), a leave of absence that lasts less than three months and that is approved in accordance with applicable Company policies is not a break in continuous employment. In the case of a leave of absence of three months or longer: (1) the Committee shall determine whether the leave of absence constitutes a break in continuous employment, and (2) if a Participant is on a leave of absence on the date that an Award or payment of the Award is to be made, the Committee may require that the Participant return to active employment with the Company at the end of the leave of absence as a condition of receiving the Award or payment.

(c)

The Committee may determine, in its sole discretion and consistent with the terms of a Participant’s employment agreement, as applicable, that an Award will be payable pro-rata for a Participant who either becomes eligible to participate during the Performance Period or has a Termination of Employment during the Performance Period due to his death, Retirement or Disability.

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ARTICLE 5

Administration

5.1

General Administration. This Plan shall be administered by the Committee, subject to such requirements for review and approval by the Board as the Board may establish. Subject to the terms and conditions of this Plan and Section 162(m), the Committee is authorized and empowered in its sole discretion to select or approve Participants and to make Awards in such amounts and upon such terms and conditions as it shall determine. The Committee may delegate any of the Committee’s duties and authority to the extent the Committee determines that such delegation would not cause an Award intended to be performance-based compensation under Section 162(m) to fail to qualify as such.

5.2

Administrative Rules. The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret this Plan and rule on any questions respecting any of its provisions, terms and conditions. Subject to the requirements of Section 162(m), the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan.

5.3	Committee Members Not Eligible. No member of the Committee shall be eligible to participate in this Plan.

5.4

Committee Members Not Liable. The Committee and each of its members shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data in order to determine if the objective performance goals for a Performance Period have been met. Neither the Committee nor any member shall be liable for any action or determination made in good faith with respect to this Plan or any Award made hereunder.

5.5

Decisions Binding. All decisions, actions and interpretations of the Committee concerning this Plan shall be final and binding on NovaMed, Inc. and its Affiliates and their respective boards of directors, and on all Participants and other persons claiming rights under this Plan.

5.6	Application of Section 162(m); Shareholder Approval.

(a)

This Plan is intended to be administered, interpreted and construed so that Award payments remain tax deductible to the Company and unlimited by Section 162(m), which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee, or the Board, may, without shareholder approval, amend this Plan retroactively or prospectively to the extent it determines necessary to comply with any subsequent amendment or clarification of Section 162(m) required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to this Plan.

(b)

All Awards under the Plan shall be contingent upon shareholder approval of this Plan in accordance with Section 162(m), the regulations thereunder and other applicable U.S. Treasury regulations. Unless and until such shareholder approval is obtained, no Award shall be made pursuant to this Plan.

ARTICLE 6

Amendments; Termination

     This Plan may be amended or terminated by the Board or the Committee. All amendments to this Plan, including an amendment to terminate this Plan, shall be in writing. An amendment to this Plan shall not be effective without the prior approval of the shareholders of NovaMed, Inc. if such approval is necessary to continue to qualify Awards as performance-based compensation under Section 162(m), or otherwise under Treasury or SEC regulations, the rules of NASDAQ or any other applicable exchange or any other applicable law or regulations. Unless otherwise expressly provided by the Board or the Committee, no amendment to this Plan shall apply to Awards made before the effective date of such amendment. A Participant’s rights with respect to any Awards made to him may not be abridged by any amendment, modification or termination of this Plan without his individual consent.

4

ARTICLE 7

Other Provisions

7.1

Duration of the Plan. This Plan is effective as of January 1, 2006 (the “Effective Date”), subject to the approval of the shareholders of the Company. This Plan shall remain in effect until all Awards made under this Plan have been paid or forfeited under the terms of this Plan, and all Performance Periods related to Awards made under this Plan have expired. No Awards may be made under this Plan for any Performance Period that would end after December 31, 2010 unless the Board, subject to any shareholder approval that may then be required to continue to qualify this Plan as a performance-based plan under Section 162(m), extends this Plan.

7.2

Awards Not Assignable. No Award or any right thereto shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect.

7.3

Participant’s Rights. The right of any Participant to receive any payments under an Award granted to such Participant pursuant to the provisions of this Plan shall be an unsecured claim against the general assets of the Company. This Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Award for a Performance Period because of a Participant’s participation in this Plan for any prior Performance Period, or because the Committee has made a written certification under Section 4.4 for the Performance Period. Moreover, there is not obligation for uniform treatment for Participants under this Plan.

7.4

Termination of Employment. The Company retains the right to terminate the employment of any Participant or other employee at any time for any reason or no reason, and an Award is not, and shall not be construed in any manner to be, a waiver of such right.

7.5

Exclusion from Benefits. Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

7.6

Successors. Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company’s business or assets, shall assume the Company’s liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

7.7

Law Governing Construction. The construction and administration of this Plan and all questions pertaining thereto shall be governed by the laws of the State of Delaware, except to the extent that such law is preempted by Federal law.

7.8

Headings Not a Part Hereto. Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Plan, nor shall they affect its meaning, construction or effect.

7.9

Severability of Provisions. If any provision of this Plan is determined to be void by any court of competent jurisdiction, this Plan shall continue to operate and, for the purposes of the jurisdiction of the court only, shall be deemed not to include the provision determined to be void.

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C/O AMERICAN STOCK TRANSFER
6201 15TH AVE.
BROOKLYN, NY 11219

ANNUAL MEETING OF STOCKHOLDERS OF
NOVAMED, INC.
June 20, 2006
Proxy Voting Instructions

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have  provided or return to NovaMed, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY TELEPHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by NovaMed, Inc. in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	NOVMD1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
NOVAMED, INC. Vote on Directors

The Board of Directors recommends a vote FOR the listed nominees: 1. Election of Class I Directors Nominees: Thomas S. Hall R. Judd Jessup					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s) listed at left, mark "For All Except" and write the nominee's name on the line below.
					☐	☐	☐

Vote on Proposals
The Board of Directors recommends a vote FOR Proposal 2.		For	Against	Abstain
2. Proposal to approve the Executive Incentive Compensation Plan.		☐	☐	☐

3.   Each of the persons named as proxies herein are authorized, in such person's discretion, to vote upon such other matters as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS HEREON, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
Please indicate if you plan to attend this meeting. HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		Yes ☐ ☐	No ☐ ☐		NOTE: Please date this Proxy and sign it exactly as your name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, guardian or other fiduciary, please indicate your capacity. If you sign for a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If you sign for a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)			Date

‚Please Detach and Mail in the Envelope Provided‚

NOVAMED, INC.

980 North Michigan Avenue, Suite 1620, Chicago, Illinois 60611

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) hereby appoints Thomas S. Hall and Scott T. Macomber and each of them, with full power of substitution, as attorneys and proxies for, and in the name and place of the undersigned, and hereby authorizes each of them to represent and to vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of NovaMed, Inc. to be held at The Drake Hotel, 140 East Walton Place, Chicago, Illinois 60611, on Tuesday, June 20, 2006 at 2:00 p.m., Chicago time, and at any adjournments or postponements thereof, upon the matters as set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED IN A TIMELY MANNER, WILL BE VOTED AT THE ANNUAL MEETING AND AT ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR APPROVAL OF PROPOSAL 2 AS DESCRIBED IN THE PROXY, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXIES HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(continued, and to be signed and dated, on reverse)